Exhibit 99.1

TRINE ACQUISITION CORP.

BALANCE SHEET
MARCH 19, 2019

	March 19,	Pro Forma
	2019	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,743,930	$—	$1,743,930
Prepaid expenses	23,200	—	23,200
Total Current Assets	1,767,130	—	1,767,130

Security deposits	23,800	—	23,800
Cash held in Trust Account	261,000,000	39,150,000	300,150,000
Total Assets	$262,790,930	$39,150,000	$301,940,930

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,150	$—	$10,150
Accrued offering costs	1,699	—	1,699
Total Current Liabilities	11,849	—	11,849

Deferred underwriting fee payable	9,135,000	1,370,250	10,505,250
Total Liabilities	9,146,849	1,370,250	10,517,099

Commitments and Contingencies

Common stock subject to possible redemption, 24,864,407 and 28,642,383 shares at redemption value	248,644,071	37,779,758	286,423,829

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value; 100,000,000 share authorized; 1,235,593 and 1,372,617 shares issued and outstanding (excluding 24,864,407 and 28,642,383 shares subject to possible redemption)	124	13	137
Class B common stock, $0.0001 par value; 10,000,000 authorized; 7,503,750 shares issued and outstanding	750	—	750
Additional paid in capital	5,170,665	(21)	5,170,644
Accumulated deficit	(171,529)	—	(171,529)
Total Stockholders’ Equity	5,000,010	(8)	5,000,002
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$262,790,930	$39,150,000	$301,940,930